EXHIBIT 10.11

THE SECURITIES REPRESENTED BY THIS DEBENTURE AND THE WARRANTS AND STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE OKLAHOMA SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, RESOLD, ASSIGNED OR TRANSFERRED BY A PURCHASER THEREOF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, THE OKLAHOMA SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.  THIS IS A LIMITED OFFERING TO BE MADE ONLY PURSUANT TO EXEMPTIONS PROVIDED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AGENCY HAS PASSED UPON THE VALUE OF THESE SECURITIES, APPROVED OR DISAPPROVED THIS OFFERING OR PASSED UPON THE ADEQUACY OR ACCURACY OF ANY INFORMATION PROVIDED TO THE UNDERSIGNED.

SUBORDINATED CONVERTIBLE DEBENTURE WITH WARRANTS

$________.00	__________, 2008

FOR VALUE RECEIVED, HQHealthQuest Medical & Wellness Centers, Ltd., an Oklahoma corporation (the “Company”), promises to pay to the order of _______________________________, whose address is __________________________ (the “Holder”) the principal sum of ______________________________ and  /100 Dollars ($________.00) (the “Principal Amount”), together with interest thereon as set forth below, at the Holder’s office or such other place as the Holder may designate in writing to the Company. As additional consideration for the Holder’s loan to the Company, the Company shall issue to the Holder warrants to purchase shares of the common stock of the Company for a discounted price, on the terms and in the form attached hereto as EXHIBIT “A” (the “Warrant”), pursuant to which the Holder will have the option to either: (i) exercise the Warrant and acquire common stock, or (ii) exercise the conversion feature of this Debenture, and acquire preferred stock of the Company).

1.  Interest Rate.   Except as provided in this Section, from the date hereof  until repayment of this Debenture in full, interest shall accrue on the unpaid outstanding balance of the Principal Amount of this Debenture at the fixed rate of ten percent (10%) per annum, simple (the “Interest Rate”) and shall be paid in arrears on a quarterly basis. Interest shall be calculated on the basis of the actual number of days elapsed over a 360 day year. If the Company shall fail to make a payment of principal or interest when due, and such failure shall not be cured within ten (10) days of the Company’s receipt of written notice from the Holder of the failure, interest shall accrue on the unpaid outstanding balance of the Principal Amount of this Debenture from the date which is ten (10) days after the Company’s receipt of the notice to cure until the late payment is made  at the fixed rate of thirteen percent (13%) per annum, simple.

2.  Payment Provisions.

(a)  Interest Payments.  Commencing on April 1, 2007 and continuing on or before the fifth day after the expiration of each calendar quarter thereafter until this Debenture is paid in full, the Company shall pay to the Holder installments of interest only (in arrears).

(b)  Principal Payments.  On January 1, 2009, (the “Maturity Date”) the outstanding balance of the Principal Amount shall be due and payable in full by the Company to the Holder.

(c)  Prepayments; Application of Payments.  The Company may at any time and from time to time prepay all or any part of the outstanding balance of the Principal Amount, together with all or any part of the interest evidenced by this Debenture, without penalty upon at least three business days’ prior written or electronic notice (or telephone notice promptly confirmed by written or electronic notice) to the Holder.   If the Company is current on all of its payment obligations under this Debenture, the Holder shall apply payments received from the Company on this Debenture against the outstanding balance of the Principal Amount.

3.  Subordination.  The rights of the Holder under this Debenture to collect  the amounts due under this Debenture are subordinated to the rights of the banks from which the Company has borrowed or may borrow money under the terms of the notes, security agreements and other instruments governing those debts.

4.  Representations and Warranties of Company.  The Company hereby represents and warrants to the Holder that, the statements contained in the following paragraphs of this Section 4 are all true and correct as of the date this Debenture is signed by the Company:

(a)  Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to carry on its business as now conducted.

(b)  Corporate Authority. The Company has all requisite legal and corporate authority to enter into, execute and deliver this Debenture and the Warrant. This Debenture, and upon issuance, the Warrant will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(c)  Authorization.

(1)  Corporate Action. All corporate and legal action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of this Debenture and the Warrant, the sale and issuance of the Warrant and the shares to be issued in the event of the exercise of the Warrant or the conversion of this Debenture, and the performance of Company’s obligations hereunder and under the Warrant have been taken.

(2)  Valid Issuance. This Debenture and the Warrant, and shares of the Company’s Common Stock issued upon exercise of the Warrant or, in the alternative, the shares of the Company’s Preferred Stock to be issued upon conversion of this Debenture (collectively, the “Securities”), when issued in compliance with the provisions of this Debenture or the Warrant will be validly issued and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state or federal securities laws, and as may be required by future changes in such laws.

5.  Representations and Warranties By Holder.  The Holder represents and warrants to the Company as of the date of this Debenture as follows:

(a)  Investment Intent Authority.  This Debenture is executed and delivered to the Holder in reliance upon the Holder’s representation to Company that:  (i) the Holder is acquiring this Debenture and the Warrant, and any Securities that may be acquired upon the exercise of the Warrant or the alternative conversion of this Debenture, for investment for the Holder’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”); and (ii) the Holder has the full right, power, authority and capacity to make the loan evidenced by this Debenture.

(b)  Securities Not Registered. The Holder understands and acknowledges that the offering of the Securities represented by this Debenture and the Warrant will not be registered under any federal or State securities laws or regulations.

6.  Conversion.

(a)  Conversion at Option of Holder.  This Debenture shall be convertible in full into shares of the Company’s Class A Convertible Preferred Stock at the option of the Holder at any time after the date hereof.  No partial conversions of the Debenture shall be allowed. The number of shares of Preferred Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 6(d)(i)). The Company shall deliver Preferred Stock certificates to the Holder prior to the fifth (5th) business day after a Conversion Date as defined below.

(b)  Conversion in Lieu of Exercise of Warrant.  Pursuant to this Debenture the Holder has the option to either convert the Debenture into shares of Preferred Stock (subject to adjustment as provided herein) or to exercise the Warrant to acquire shares of Common Stock (at the exercise price and subject to adjustment as provided in the Warrant).

In the event of the conversion of all of this Debenture into shares of Preferred Stock, the Holder will surrender this Debenture and the Warrant to the Company, and Warrant shall be cancelled.  In the event of the exercise of the Warrant (which, pursuant to its terms, is exercisable in its entirety only), then the Warrant shall be surrendered to the Company, and the conversion feature of this Debenture shall lapse without any further action on the part of the Company,  In the event of the exercise of the Warrant, the Company shall have the right to require the Holder to submit this Debenture to the Company, in exchange for an identical debenture in all respects other than the convertibility feature.

(c)  Conversion Procedure.

The Holder shall effect a conversion by delivering to the Company a completed notice in the form attached hereto as EXHIBIT B (a “Conversion Notice”), together with the delivery of the Warrant.  The date on which a Conversion Notice is delivered is the “Conversion Date”.  A conversion hereunder shall have the effect of paying the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon. The Holder and the Company shall maintain records showing the amount converted and the date of such conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.
(d)  Conversion Price and Adjustments to Conversion Price.

(i)  The conversion price in effect on the date hereof is equal to $22.22 per share (the “Conversion Price”). The Conversion Price may be adjusted pursuant to the terms of this Debenture.

(ii)  If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Preferred Stock or any other equity or equity equivalent securities payable in shares of Preferred Stock, (b) subdivide outstanding shares of Preferred Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Preferred Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Preferred Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Preferred Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Preferred Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii)  If the Company, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Preferred Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Preferred Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Preferred Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Preferred Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Preferred Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Preferred Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv)  If the Company, at any time while this Debenture is outstanding, shall issue shares of Preferred Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Preferred Stock (“Preferred Stock Equivalents”) entitling any Person to acquire shares of Preferred Stock, at a price per share less than the Conversion Price (if the holder of the Preferred Stock or Preferred Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Preferred Stock at a price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the sole option of the Holder, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Preferred Stock or Preferred Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Preferred Stock or Preferred Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than five (5) business days following the issuance of any Preferred Stock or Preferred Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

(v)  In case of any reclassification of the Preferred Stock or any compulsory share exchange pursuant to which the Preferred Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Preferred Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Preferred Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Company to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vi)  Whenever the Conversion Price is adjusted pursuant to this Section, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)  If (A) the Company shall declare a dividend (or any other distribution) on the Preferred Stock; (B) the Company shall authorize the granting to all holders of the Preferred Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (C) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Preferred Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Preferred Stock is converted into other securities, cash or property; or (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Preferred Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Preferred Stock of record shall be entitled to exchange their shares of the Preferred Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

7.  Assignment.  This Debenture and the obligations hereunder may not be assigned by the Company without the prior written consent of the Holder.  .

8.  Default and Remedies.  The occurrence of an event of default under the Debenture shall constitute a default hereunder and during the continuation thereof shall entitle the Holder to exercise the rights and remedies of a creditor under law or in equity.

9.  Waivers.  The Company hereby waives presentment, demand, protest or further notice of any kind to the extent permitted by applicable law.

10.  Controlling Law; Attorneys’ Fees.  This Debenture, the Warrant and all matters related hereto shall be governed, construed and interpreted in accordance with the laws of the State of Oklahoma, without regard to its principles of conflicts of laws.  In the event an action is brought to enforce this Debenture, the prevailing party shall be entitled to recover a reasonable attorney’s fee and costs to be set by the court.

11.  Purpose of Loan. The Company represents and warrants that this Debenture evidences an investment made in the Company made for the purpose of carrying on a business or commercial enterprise.  There are no restrictions on the use of the loan proceeds, as long as the same are used for the Company’s business.

12.  No Usury.  This Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate that could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate that the Company is permitted by law to contract or agree to pay.  If, by the terms of this Debenture, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

13.  Waiver of Trial by Jury.  The Company and the Holder agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Company or the Holder on or with respect to this Debenture, the Warrant or any event, transaction or occurrence arising out of or in any way connected therewith or dealing with the parties hereto, shall be tried only by a court and not by a jury.  THE COMPANY AND THE HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

14.  Severability.  In the event any one or more of the provisions contained in this Debenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture, but this Debenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed on the day and year first above written.

HQHealthQuest Medical & Wellness Centers, Ltd.	Holder

By _____________________________ Stephen H. M. Swift, President	________________________

EXHIBIT A TO DEBENTURE
HQHealthQuest Medical & Wellness Centers, Ltd.

THE SECURITIES REPRESENTED BY THESE WARRANTS AND THE STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE OKLAHOMA SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, RESOLD, ASSIGNED OR TRANSFERRED BY A PURCHASER THEREOF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, THE OKLAHOMA SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.  THIS IS A LIMITED OFFERING TO BE MADE ONLY PURSUANT TO EXEMPTIONS PROVIDED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AGENCY HAS PASSED UPON THE VALUE OF THESE SECURITIES, APPROVED OR DISAPPROVED THIS OFFERING OR PASSED UPON THE ADEQUACY OR ACCURACY OF ANY INFORMATION PROVIDED TO THE UNDERSIGNED.

Warrant No.:_____________ Date of Grant:____________	Number of Shares:____________

WARRANT TO PURCHASE SHARES
OF COMMON STOCK

THIS CERTIFIES THAT, for value received, ________________________ (the “Holder”) and the Holder’s permitted assignees are entitled to subscribe for and purchase ________ shares of the fully paid and nonassessable Common Stock (as adjusted from time to time pursuant to the provisions of this Warrant), the (“Shares”) of HQHealthQuest Medical & Wellness Centers, Ltd., an Oklahoma corporation (the “Company”), on the following terms and conditions and for the price set forth in this Warrant.  As used herein, the term “Date of Grant” shall mean the Date of Grant listed above.

1.  Number of Shares, Exercise Price and Term:

(a)  The number of Shares for which this Warrant is exercisable is set forth in the preceding paragraph.

(b)  Warrant Price.  The price at which this Warrant may be exercised shall be $.01 per Share (the “Warrant Price”).

(c)  Method of Exercise; Payment.   The stock purchase right represented by this Warrant may be exercised by the Holder only as to all Shares and not partially, at any time on or before the Maturity Date, as defined in a Subordinated Convertible Debenture of even date herewith, issued to the Holder in connection with the loan by the Holder of funds to the Company (“Debenture”), by the surrender of this Warrant, and a written Notice of Exercise at the principal office of the Company and by the payment to the Company, by cash or bank check, by wire transfer to an account designated by the Company (a “Wire Transfer”), or by the cancellation by the Holder of indebtedness or other obligations of the Company to the Holder of an amount equal to the Warrant Price multiplied by the number of Shares then being purchased.  The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  In the event of the exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder by the Company at the Company’s expense as soon as possible and in any event within thirty (30) days after such exercise.

(d)  Exercise of Debenture in Lieu of Conversion.  This Warrant has been issued to the Holder in connection with the Debenture.  Pursuant to the terms of the Debenture, the Holder has the right to convert all of the Debenture into Preferred Stock of the Company, which conversion will be in lieu of the right of Holder to exercise this Warrant.  In the event of any such conversion, the Holder will be required to surrender this Warrant to the Company and this Warrant will be cancelled in its entirety.  Further, pursuant to the terms of the Debenture, in the event of the exercise of this Warrant by the Holder, the convertibility feature of the Debenture shall lapse, and if requested by the Company, at the time this Warrant is surrendered, the Holder will also surrender the Debenture, in exchange for a debenture which is identical in all respects to the Debenture, except for conversion rights.

2.  Stock Fully Paid; Reservation of Shares.  All Shares issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.  Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares covered by this Warrant shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

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4.  Rights.  The rights applicable to the Shares of Common Stock purchasable hereunder are set forth in the Company’s Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which has been supplied to the holder of this Warrant, and as it may be later amended.  The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Certificate of Incorporation promptly after the same has been made.

5.  Rights as Stockholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall any provision contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

6.  Mergers.  The Company shall provide the holder of this Warrant with at least thirty (30) days’ notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is transferred.

7.  Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8.  Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

9.  Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

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10.  Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma without regard to its conflicts of law principles.

11.  Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.  In the event an action or proceeding is brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs from the other party.

12.  Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

13.  Entire Agreement.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

HQHealthQuest Medical & Wellness Centers, Ltd.

By _________________________
Stephen H. M. Swift,
President

5158 Oak Leaf Drive
Tulsa, Oklahoma  74131-2653

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EXHIBIT B TO DEBENTURE
HQHealthQuest Medical & Wellness Centers, Ltd.

CONVERSION NOTICE

(To be executed by the Holder in order to convert the $______________ Convertible Subordinated Debenture issued by HQHealthQuest Medical & Wellness Centers, Ltd., on December __, 2006 [the “Debenture”])

The undersigned hereby irrevocably elects to convert $ _____________________________, evidencing the entire principal amount and accrued interest of the above Debenture, into shares of Preferred Stock of HQHealthQuest Medical & Wellness Centers, Ltd., according to the conditions stated therein, as of the conversion date written below.

Conversion Date:

Amount to be converted:	$

Conversion Price:	$

Number of shares of Preferred Stock to be issued:
$

Please issue the shares of Preferred Stock in the following name and to the following address:

Issue to:	________________________________ ________________________________

Authorized Signature:

Name:

Title: